November 2022 Investor Presentation Deck

2 DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Adjusted EBITDA, Diluted EPS, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses Revenue, Excluding Billable Expenses, Organic Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow Conversion, which are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, and Organic Revenue Growth, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted EPS, and net cash used in operating activities to Free Cash Flow and Free Cash Flow Conversion, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income attributable to common stockholders or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow and Free Cash Flow Conversion in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP. The Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Organic Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow Conversion to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Financial Outlook”, "Fiscal Year 2023 Operating Cash Bridge" and "Fiscal Year 2023 ADEPS Bridge," reconciliation of Adjusted Diluted EPS guidance, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations with respect to Adjusted Diluted EPS, and our net income, net interest and other expenses with respect to Adjusted EBITDA and Adjusted EBITDA Margin on Revenue, during the course of fiscal 2023. With respect to Adjusted Diluted EPS guidance, projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance for fiscal 2023 and 2025 and of Adjusted EBITDA guidance through fiscal 2025 to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures.

COMPANY HISTORY

OUR HERITAGE IS AT THE CORE OF EVERYTHING WE DO

1914

Booz Allen founded in 1914 by Edwin Booz in Chicago

1940

Hired to help U.S. Navy prepare for WWII

2008

Spun off commercial consulting business; Carlyle became majority shareholder

2010

Initial Public Offering

Acquired Defense Systems Engineering & Support

2013

Launched Vision 2020 Strategy—transforming the company from a consulting firm to leading solutions provider

2016

Carlyle completed ownership exit

2017

Acquired Aquilent, Inc., a digital services business

2021

Acquired Liberty IT Solutions

Awarded $1.1B BID contract by the VA

Acquired Tracepoint Holdings

Launched VoLT– new firmwide growth strategy

2022

Acquired EverWatch Corporation

Divested MENA management consulting business

Awarded $1.5B eMAPS2 contract—single largest TO in Company's history

With over 100 years of industry leadership, Booz Allen is one of the most respected names in government contracting

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WHY INVEST IN BOOZ ALLEN BOOZ ALLEN HAS A 100+ YEAR HISTORY AS AN INDUSTRY LEADER 4 History of Driving Industry Leading Organic Growth Strategic Organic Revenue Growth and earnings growth Growing backlog, supported by a robust pipeline and sustained win rates Strong Balance Sheet Driven by Robust Cash Generation Strong level of operating cash generation Low leverage preserves flexibility to pursue future growth opportunities Prudent Capital Deployment Strategy Growing pipeline of strategic M&A opportunities Consistent shareholder returns through sustained dividend growth and opportunistic share repurchases Leveraging Innovations to Deliver Differentiated Solutions First-mover advantage; proven industry leader with transformative capabilities (AI, cyber, 5G) Continued investment in new capabilities and solutions Relentless Focus on our Clients’ Core Missions 100+ year legacy as a trusted partner to our clients Single P&L enables operational agility to react quickly to evolving client needs Operating in Large Addressable Markets Aligned with critical modernization efforts across the federal government Operating in fundamentally strong core markets at the intersection of mission and technology

LEADING FROM THE TOP

OUR PURPOSE, AS A FIRM, IS TO EMPOWER PEOPLE TO CHANGE THE WORLD



Horacio D. Rozanski
President and Chief Executive Officer



Matthew Calderone
Chief Financial Officer



Kristine Martin Anderson
Chief Operating Officer



Richard Crowe
President Civil Sector



Judi Dotson
President Global Defense Sector



Nancy Laben
Chief Legal Officer



Susan L. Penfield
Chief Technology Officer



Thomas Pfeifer
President National Security Sector



Elizabeth M. Thompson
Chief People Officer


~30,000 employees[1]
~1,000 LOCATIONS IN 25 COUNTRIES

DIVERSITY MEASURES[2]

36% of global workforce identified as female, including **35%** of senior management and **67%** of executive leadership

32% of U.S. workforce identified as BIPOC, including **19%** of senior management and **22%** of executive leadership

32% of new employee hires globally identified as female and **38%** of new employee hires in the U.S. identified as BIPOC

34% of employee departures globally identified as female and **36%** of employee departures in the U.S. identified as BIPOC

CREDENTIALS[2]

~28% are Veterans

~67% have security clearances

~89% hold bachelor's degrees

~42% hold master's degrees

~4% hold doctoral degrees

(1) *As reported in Booz Allen's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022.*
(2) *As reported in Booz Allen's Annual Report on Form 10-K for the fiscal year ended March 31, 2022. Percentages listed are based on voluntary self-reporting.*

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VoLT: OUR GROWTH STRATEGY WE WILL OPERATE WITH INCREASED SPEED, AGILITY AND SCALE IN A RAPIDLY CHANGING, HIGHLY COMPETITIVE AND INCREASINGLY TECHNICAL ENVIRONMENT 6 BUILDING BLOCKS OF VoLT ACHIEVED BY • Doubling-down on innovation • Using strategic M&A and partnerships to build market positions • Making decisions closer to the needs of clients VELOCITY: GET THERE FIRST Leverage our mission knowledge to get to the future at speed and scale LEADERSHIP: TRANSFORM WITH CONVICTION Redefine mission leadership to stand apart in this new era TECHNOLOGY: DIFFERENTIATE TO WIN Put technology at the heart of the client mission to define the next generation of impact • Identifying client needs ripe for hyper- growth • Scaling businesses at the nexus of mission and technology • Using mission insights to develop solutions • Identifying, building and scaling next generation technology to transform mission

ADVANCED SOLUTIONS & CAPABILITIES WE HAVE EXPANDED BEYOND OUR MANAGEMENT CONSULTING FOUNDATION TO DEVELOP DEEP EXPERTISE IN FIELDS THAT ADDRESS OUR CLIENTS’ CORE MISSIONS 7 P R O V E N M I S S I O N S O L U T I O N S (1) ANALYTICS D I G I TA L S O L U T I O N S E N G I N E E R I N G C Y B E R C O N S U LT I N G (1) For more information on our functional service offerings, please refer to our Form 10-K for the fiscal year ended March 31, 2022.

BROAD CUSTOMER BASE WE SERVE A BROAD CUSTOMER BASE THAT SPANS ACROSS THE U.S. GOVERNMENT AND COMMERCIAL MARKETS 8 + Commercial: Financial Services, Health and Life Sciences, Energy, and Technology + International GLOBAL COMMERCIAL, 3% + U.S. Intelligence Agencies: National Security Agency, National Geospatial- Intelligence Agency, National Reconnaissance Office + Military Intelligence Agencies: Defense Intelligence Agency, Service Intelligence Centers, Intelligence Surveillance Reconnaissance Units INTELLIGENCE, 19% + Aerospace: Air Force, Space Force, NASA + Army + Joint Combatant Commands + Navy/Marine Corps DEFENSE, 47% CIVIL, 31% + Homeland Security + Health & Human Services + Justice + Treasury + Veterans Affairs Broad Customer Base(1) (1) All percentages of revenue are approximate; exact percentages of revenue are reported in our Form 10-K for the fiscal year ended March 31, 2022.

STRONG FINANCIAL RETURNS

WE HAVE A PROVEN TRACK RECORD OF STRONG FINANCIAL PERFORMANCE

Returning to Industry-Leading Organic Growth
($ in billions)



6.7% CAGR
$5.8
$8.0
FY17
FY22
Organic Revenue Growth(1)(2)

Sustained Adjusted EBITDA & Margin Expansion
($ in millions)



10.4% CAGR ($)
+140 bps (%)
9.8%
$569
11.2%
$935
FY17
FY22
Adjusted EBITDA(3)(4)
Adjusted EBITDA Margin(3)(4)

Strong Cash Flow Generation
($ in millions)



$369.1
99%
$499.6
103%
$551.4
94%
$718.7
117%
$736.5
116%
FY18
FY19
FY20
FY21
FY22
Operating Cash Flow(3)(4)
Free Cash Flow Conversion(3)(4)

Significant Capital Deployment
($ in millions)(3)(5)



$392
19.1
269.6
103.4
$364
250.0
114.2
$333
186.6
146.6
$571
72.2
318.1
181.1
$1,494
865.5
419.3
209.1
FY18
FY19
FY20
FY21
FY22
Quarterly Dividends
Share Repurchases
M&A

(1) Organic revenue of $5.8 billion as of March 31, 2017 is calculated as $5.8 billion of consolidated revenue less revenue from acquisitions of approximately $10 million.
(2) Organic revenue of $8.0 billion as of March 31, 2022 is calculated as $8.4 billion of consolidated revenue less revenue from acquisitions of approximately $340 million.
(3) As reported in our Forms 10-K for fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022; totals may not sum due to rounding.
(4) A reconciliation of non-GAAP financial measures can be found in the Appendix.
(5) Total amount of capital deployed for fiscal 2022 does not include ~$2 million in applicable fees related to our acquisition of Tracepoint.

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CAPITAL DEPLOYMENT: FY22 IN REVIEW

OUR DEPLOYMENT PRIORITIES FOLLOW A DISCIPLINED, OPPORTUNISTIC APPROACH THAT MAXIMIZES NEAR- AND LONG-TERM SHAREHOLDER VALUE

In FY22, we deployed ~$1.49B[1] through a mix of quarterly dividends, strategic M&A, share repurchases and reinvestments in required CapEx

Quarterly Dividends

- ~$209M in quarterly dividends
- 9th consecutive fiscal year of a double-digit increase in our quarterly dividend
- ~33% historical dividend payout ratio[1]

Sustained strong annual dividend growth since 2013

Strategic Acquisitions[2]

- ~$12M through strategic acquisitions (Synthetaic, Reveal Technology, Latent AI)
- ~$853M through the acquisition of Liberty and Tracepoint

Strategic investments to fuel growth

Share Repurchases

- ~$419M in share repurchases
- Opportunistically look for periods where shares trade below market value; balance with other capital needs

Opportunistic share buybacks, based on changing economic conditions and market performance

Capital Expenditures

- Focused investments in IP/IC to help deliver differentiated mission solutions
- Ongoing investment to support a telework-first posture

Driving growth through strategic investments in our infrastructure

We remain committed to a balanced capital allocation strategy to maximize long-term shareholder value

(1) *As measured over a five-year period.*

(2) *Total amount of capital deployed in FY22 does not include ~$2M in applicable fees related to our acquisition of Tracepoint.*

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11 OUTPERFORMING THE MARKET DRIVING LONG-TERM SHAREHOLDER VALUE THROUGH STRONG FINANCIAL PERFORMANCE AND PRUDENT CAPITAL MANAGEMENT 66% 26% 4% 170% 59% 11% 5-year 3-year 1-year Booz Allen Defense Services Total Shareholder Returns vs. Core Peers One-, Three- and Five-Year Periods(1) 170% 108% 158% Booz Allen Russell 1000 Index S&P Software and Services Select Industry Index Total Shareholder Returns vs. Broader Indexes Five-Year Period(1) (1) As of March 31, 2022. Core peers include: CACI, LDOS, MANT, and SAIC.

12 STRONG BACKLOG AND CONTRACT-LEVEL PERFORMANCE DEMONSTRATES THE STRENGTH OF OUR VALUE PROPOSITION AND CORE CAPABILITIES 2,685 3,436 3,415 3,510 3,710 4,161 3,687 4,518 6,086 9,925 9,174 12,198 12,796 14,436 15,612 FY18 FY19 FY20 FY21 FY22 Funded Unfunded Priced Options 16,020 19,321 20,729 24,032 29,247 Historical Backlog(1)(2) ($ in millions) (1) As reported in our Forms 10-K for the fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022. (2) Backlog presented as of March 31, 2022; includes backlog acquired from acquisitions made during fiscal 2022, which was approximately $2.6 billion as of March 31, 2022. 1.39x 1.49x 1.19x 1.42x 1.36x FY18 FY19 FY20 FY21 FY22 Historical Book-to-Bill LTM Book-to-Bill Ratios

2022 ESG HIGHLIGHTS AT A GLANCE[1]

ENVIRONMENTAL, SOCIAL, GOVERNANCE IMPACTS SUPPORT LONG-TERM RESILIENCE

73%

73% of our Board of Directors[2] (8 of 11) are Women, Asian, Hispanic, and/or African American and 45% (5 of 11) are Women

↓ 65%

Reduced our total greenhouse gas emissions by 65% compared to FY20 emissions[3]

EXPANDED TECHNICAL LEARNING

Launched Technical Experience Groups (TXGs) and in-house technical badging programs in support of technical talent acquisition and skill development, creating a workforce prepared to support the firm's VoLT growth strategy

NO EMPLOYEE PREMIUM MEDICAL PLAN

Introduced a medical plan option with zero employee premiums to make healthcare more affordable and attainable for employees

↔ 99%

Maintained a 99% completion rate of firmwide mandatory annual Ethics & Compliance training

CORPORATE QUALITY CERTIFICATIONS

Maintained our ISO 14001:2015 Environmental Management System certification for our global headquarters and achieved ISO 22301:2019 Business Continuity System certification of our Business Continuity Program and ability to maintain business operations during a disruption

$100M

Launched Booz Allen Ventures in 2022, seeded initially with a $100M commitment, to invest in early-stage technology poised to transform mission outcomes for the public sector

↑ 13%

Facilitated a 13% increase in employee charitable giving ($) through a series of firmwide giving campaigns and our Booz Allen Cares donation platform

↑ 10%

Committed to increasing our pipeline of diverse senior leaders by 10%

1) *Unless otherwise specified, data points noted on this slide are as of March 31, 2022.*
2) *With the departure of a director in July 2022, the Company's Board of Directors demographic composition and size changed, decreasing from 11 to 10 directors.*
3) *FY21 emissions were significantly influenced by COVID-19, making a comparison of FY22 to FY20 more useful than a comparison of FY22 to FY21.*

13

SECOND QUARTER FISCAL 2023 FINANCIAL RESULTS & FISCAL 2023 OUTLOOK

15 KEY FINANCIAL RESULTS SECOND QUARTER FISCAL YEAR 2023 RESULTS (1) Comparisons are to prior fiscal year period. SECOND QUARTER (1) FIRST HALF (1) Revenue $2.3 billion +9.2% $4.5 billion +11.1% Revenue, Excluding Billable Expenses $1.6 billion +10.1% $3.2 billion +10.0% Adjusted EBITDA $286 million +6.0% $539 million +6.1% Adjusted EBITDA Margin on Revenue 12.4% (2.8)% 11.8% (4.5)% Net Income $171 million +10.3% $309 million +25.1% Adjusted Net Income $178 million +4.5% $329 million +4.0% Diluted EPS $1.28 +12.3% $2.31 +27.6% Adjusted Diluted EPS $1.34 +6.3% $2.47 +6.0% Net Cash Provided by Operating Activities $273 million (42.0)% $227 million (50.6)%

16 FINANCIAL OUTLOOK RAISING FULL YEAR FISCAL 2023 GUIDANCE OPERATING PERFORMANCE Updated FY23 Guidance Original FY23 Guidance Total Revenue Growth1 8.0 – 10.0% 5.0 – 9.0% Adjusted EBITDA $975 – $1,015 million $950 – $1,000 million Adjusted EBITDA Margin on Revenue High 10%-to-Low 11% Mid-to-High 10% Adjusted Diluted EPS2 $4.25 – $4.50 $4.15 – $4.45 Net Cash Provided by Operating Activities3 $875 – $950 million $850 – $950 million (1) Approximately 1% to 2% of the targeted growth in revenue includes Liberty, Tracepoint and EverWatch, partially offset by the MENA divestiture. Original guidance assumed inorganic contributions of approximately 1%. (2) Assumes an effective tax rate of 23–25%; average diluted shares outstanding of 131–133 million, and interest expense of $117-122 million, while original guidance assumed interest expense of $108-$117 million. (3) Excludes approximately $315 million of net cash taxes we expect to pay in fiscal 2023, as detailed on Slide 17.

FISCAL YEAR 2023 OPERATING CASH BRIDGE

Operating Cash Bridge FY22 to FY23	Updated Guidance[1]	Original Guidance[1]
FY22 Operating Cash	**$737 million**	**$737 million**
FY22 Net Cash Paid for Income Taxes[2]	$(127) million	$(127) million
Adjusted EBITDA Growth[3]	~$40 – $80 million	~$15 – $65 million
Interest Expense[3]	~$(25) million	~$(16) million
Net Changes in Working Capital	~$(4) – $31 million	~$(14) – $37 million
FY23 Operating Cash Excluding Net Cash to be Paid for Income Taxes	**$875 - $950 million**	**$850 - $950 million**
Effective Tax Rate[3]	~$(175) million	~$(200) million
Tax Law Changes & Strategic Planning[4]	$—	~$(200) million
Section 174[5]	~$(140) million	~$(150) million
FY23 Operating Cash	**$560 - $635 million**	**$300 - $400 million**

(1) Totals may not sum due to rounding.
(2) Adding back fiscal year 2022 cash tax payments to show an equal comparison to fiscal year 2023 Operating Cash Flow before cash tax payments.
(3) Reflects the expected impact of the midpoints of fiscal 2023 Adjusted EBITDA range of $975-1,015 million, interest expense range of $117-122 million, and effective tax rate range of 23-25 percent.
(4) Updated guidance reflects (i) cash taxes associated with tax law changes and strategic planning of $175 million, offset by (ii) a partial tax refund of $175 million received in October 2022 associated with prior strategic tax planning initiatives.
(5) Reflects the Company's refined estimate of cash to be paid in fiscal 2023 based upon current tax obligations relating to research and development expenditures.

17

18 FISCAL YEAR 2023 ADEPS BRIDGE ADEPS BRIDGE FROM FY22 TO FY23 Updated Guidance1 Original Guidance1 FY22 ADEPS $4.21 $4.21 Revenue Growth ~$0.43 – $0.53 ~$0.28 – $0.48 Adjusted EBITDA Margin ~$(0.19) – $(0.05) ~$(0.20) – $(0.10) FY23 Operational ADEPS $4.45 – $4.70 $4.29 – $4.59 Depreciation and Amortization2 ~$(0.03) ~$(0.02) Interest Expense3 ~$(0.14) ~$(0.10) Income Tax Expense4 ~$(0.06) ~$(0.05) Other Below-the-Line Items5 ~$0.04 ~$0.05 FY23 ADEPS $4.25 – $4.50 $4.15 – $4.45 (1) Totals may not sum due to rounding. (2) Reflects the incremental increase in depreciation and amortization related to investments in infrastructure and technology. (3) Reflects the midpoint of the fiscal 2023 estimated interest expense range as compared to fiscal 2022 results. (4) Reflects the midpoint of the fiscal 2023 estimated effective tax rate range as compared to fiscal 2022 results. (5) Reflects the estimated interest income and lower average diluted shares outstanding from fiscal 2022 to fiscal 2023.

FY2023 − FY2025 INVESTMENT THESIS

20

APPENDIX

22 NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our client staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before acquisition and divestiture costs, financing transaction costs, and significant acquisition amortization. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including acquisition and divestiture costs, and financing transaction costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. We prepare Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income attributable to common stockholders before: (i) acquisition and divestiture costs, (ii) financing transaction costs, (iii) significant acquisition amortization, (iv) gain on consolidation of equity method investment, (v) amortization and write-off of debt issuance costs and debt discount, and (vi) gain on sale or divestiture, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to our consolidated financial statements in our Form 10-K for the fiscal year ended March 31, 2022. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. • “Organic Revenue Growth” represents growth in consolidated revenue excluding revenue from acquisitions.

NON-GAAP FINANCIAL INFORMATION (Unaudited)

(In thousands, except share and per share data)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Six Months Ended September 30, 2022	Six Months Ended September 30, 2021
Revenue, Excluding Billable Expenses				
Revenue	$ 2,298,976	$ 2,106,038	$ 4,548,576	$ 4,095,104
Less: Billable expenses	684,941	640,120	1,359,207	1,195,665
Revenue, Excluding Billable Expenses	$ 1,614,035	$ 1,465,918	$ 3,189,369	$ 2,899,439
Adjusted Operating Income				
Operating Income	$ 223,921	$ 218,367	$ 431,116	$ 359,624
Acquisition and divestiture costs (a)	15,932	13,680	21,025	80,469
Financing transaction costs (b)	6,888	—	6,888	2,348
Significant acquisition amortization (c)	11,087	11,868	22,174	14,526
Adjusted Operating Income	$ 257,828	$ 243,915	$ 481,203	$ 456,967
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income attributable to common stockholders	170,932	154,834	$ 309,216	$ 246,936
Income tax expense	51,258	46,127	92,747	73,479
Interest and other, net (d)	1,882	17,406	29,495	39,209
Depreciation and amortization	39,052	37,602	79,154	65,347
EBITDA	263,124	255,969	510,612	424,971
Acquisition and divestiture costs (a)	15,932	13,680	21,025	80,469
Financing transaction costs (b)	6,888	—	6,888	2,348
Adjusted EBITDA	$ 285,944	$ 269,649	$ 538,525	$ 507,788
Adjusted EBITDA Margin on Revenue	12.4 %	12.8 %	11.8 %	12.4 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	17.7 %	18.4 %	16.9 %	17.5 %
Adjusted Net Income				
Net income attributable to common stockholders	$ 170,932	$ 154,834	$ 309,216	$ 246,936
Acquisition and divestiture costs (a)	15,932	13,680	21,025	80,469
Financing transaction costs (b)	6,888	—	6,888	2,348
Significant acquisition amortization (c)	11,087	11,868	22,174	14,526
Gain on consolidation of equity method investment (e)	—	(5,666)	—	(5,666)
Amortization and write-off of debt issuance costs and debt discount	4,177	816	5,000	1,703
Gain on sale or divestiture (f)	(31,160)	—	(31,160)	—
Adjustments for tax effect (g)	(77)	(5,381)	(4,498)	(24,279)
Adjusted Net Income	$ 177,779	$ 170,151	$ 328,645	$ 316,037
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	132,729,245	135,316,429	132,869,141	135,847,548
Adjusted Net Income Per Diluted Share (h)	$ 1.34	$ 1.26	$ 2.47	$ 2.33
Free Cash Flow				
Net cash provided by operating activities	$ 272,726	$ 470,408	$ 227,092	$ 459,746
Less: Purchases of property, equipment, and software	(16,000)	(20,667)	(29,734)	(29,675)
Free Cash Flow	$ 256,726	$ 449,741	$ 197,358	$ 430,071
Free Cash Flow Conversion	144 %	264 %	60 %	136 %

23

24 NON-GAAP FINANCIAL INFORMATION (Unaudited) (a) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty IT Solutions, LLC ("Liberty"), Tracepoint Holdings, LLC ("Tracepoint"), and EverWatch Corp. ("EverWatch"), as well as the divestiture of our management consulting business serving the Middle East and North Africa (the "MENA Divestiture"). (b) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022 and the second quarter of fiscal 2023. (c) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the first quarter of fiscal 2022. (d) Reflects the combination of Interest expense and Other income, net from the condensed consolidated statement of operations. (e) Represents the Company's remeasurement of its previously held equity method investment in Tracepoint to its fair value which resulted in a gain upon the acquisition of a controlling financial interest in Tracepoint. (f) Represents the gain recognized on the MENA Divestiture. (g) Reflects the tax effect of adjustments, except the gain on sale of divestiture, at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of the gain on sale or divestiture is at an assumed effective tax rate of 32%. (h) Excludes adjustments of approximately $1.4 million and $2.3 million of net earnings for the three and six months ended September 30, 2022, respectively and excludes adjustments of approximately $1.1 million and $1.5 million of net earnings for the three and six months ended September 30, 2021, respectively, associated with the application of the two-class method for computing diluted earnings per share. 24

25 FINANCIAL RESULTS – KEY DRIVERS Second Quarter Fiscal 2023 – Below is a summary of the key factors driving results for the fiscal 2023 second quarter ended September 30, 2022 as compared to the prior year period: • Revenue increased 9.2% to $2.3 billion and Revenue, Excluding Billable Expenses increased 10.1% to $1.6 billion. Revenue growth was primarily driven by a combination of headcount growth, salary increases, and strong demand for our solutions, as well as higher staff utilization as compared to the prior year period. • Operating income increased 2.5% to $223.9 million and Adjusted Operating Income increased 5.7% to $257.8 million. These increases were primarily driven by the same drivers benefiting revenue growth, coupled with ongoing cost management efforts. Operating income was negatively impacted by $6.9 million in debt issuance costs related to the Company's September 2022 debt refinancing and $2.3 million of additional acquisition and divestiture costs compared to the comparable prior year period, both of which did not impact Adjusted Operating Income. • Net income increased 10.3% to $170.8 million, and net income attributable to common stockholders increased 10.4% to $170.9 million. These changes were primarily driven by the same factors as operating income, as well as a $31.2 million pre-tax gain from the sale of the Company's MENA business, partially offset by higher interest expense. Adjusted Net income increased 4.5% to $177.8 million. The change in Adjusted Net Income was primarily driven by the same factors as Adjusted Operating Income, partially offset by a higher interest expense. • EBITDA increased 2.8% to $263.1 million and Adjusted EBITDA increased 6.0% to $285.9 million.These changes were due to the same factors as operating income and Adjusted Operating Income, respectively. • Diluted EPS increased to $1.28 from $1.14 and Adjusted Diluted EPS increased to $1.34 from $1.26. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, partially offset by a lower share count in the second quarter of fiscal 2023. • Net cash provided by operating activities was $272.7 million for the quarter ended September 30, 2022, as compared to $470.4 million in the prior year period. Free Cash Flow was $256.7 million for the three months ended September 30, 2022, as compared to $449.7 million in the prior year period. Cash provided by operating activities and Free Cash Flow benefited from our strong operating performance, which were partially offset by higher cash taxes paid.

BOOZ ALLEN INVESTOR & MEDIA RELATIONS CONTACTS 26 • Website: investors.boozallen.com • Contact Information: - Investor Relations Nathan P Rutledge Director & Head of Investor Relations 202-440-3943 Rutledge_Nathan@BAH.com - Media Jessica Klenk Director, Media Relations 703-377-4296 Klenk_Jessica@bah.com